Exhibit 1

MI Developments Inc.

455 Magna Drive Aurora, Ontario L4G 7A9 Tel (905) 713-6322 Fax (905) 713-6332

MI DEVELOPMENTS RECEIVES TORONTO STOCK EXCHANGE APPROVAL FOR NORMAL COURSE ISSUER BID

October 2, 2007, Aurora, Ontario, Canada – MI Developments Inc. (“MID”) (TSX: MIM.A, MIM.B; NYSE: MIM) today announced that the Toronto Stock Exchange (“TSX”) has accepted the notice filed by MID of its intention to make a normal course issuer bid for its Class A Subordinate Voting Shares through the facilities of the TSX and the New York Stock Exchange (“NYSE”). MID’s current normal course issuer bid program expires on October 3, 2007.

Pursuant to the terms of the renewed normal course issuer bid, MID may, during the 12-month period commencing October 8, 2007 and ending October 7, 2008, purchase for cancellation up to a total of 2,531,354 Class A Subordinate Voting Shares, being 10% of the public float (as such term is defined by the TSX) of the Class A Subordinate Voting Shares. The price that MID will pay for shares purchased pursuant to the bid will be the market price at the time of acquisition.

MID believes that its shares have traded in a price range which may not fully reflect the underlying value of such shares. As a result, depending upon future price movements and other factors, MID believes that its Class A Subordinate Voting Shares may from time to time represent an attractive investment for MID.

As at October 1, 2007, there were 47,335,664 Class A Subordinate Voting Shares outstanding, with a public float (as such term is defined by the TSX) of 25,313,544 Class A Subordinate Voting Shares. During the past 12 months, MID purchased an aggregate of 747,500 Class A Subordinate Voting Shares at a weighted-average price of Cdn$32.79 per share through the facilities of the TSX and the NYSE.

About MID

MI Developments is a real estate operating company focusing primarily on the ownership, leasing, management, acquisition and development of a predominantly industrial rental portfolio for Magna International Inc. and its subsidiaries in North America and Europe. The Company also holds a controlling investment in Magna Entertainment Corp., North America’s number one owner and operator of horse racetracks, based on revenue, and among the world’s leading suppliers, via simulcasting, of live horse racing content to the growing inter-track, off-track and account wagering markets.

For further information about this press release, please contact Richard Smith, MID’s Executive Vice-President and Chief Financial Officer, at (905) 726-7507.

Forward-Looking Statements

The contents of this press release may contain statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of applicable securities legislation, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934. Forward-looking statements may include, among others, statements regarding the Company’s proposed reorganization or its other future plans, goals, strategies, intentions, beliefs, estimates, costs, objectives, economic performance or expectations, or the assumptions underlying any of the foregoing. Words such as “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate” and similar expressions are used to identify forward-looking statements. Forward-looking statements should not be read as guarantees of future performance or results and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances, and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the risks set forth in the “Risk Factors” section in MID’s Annual Information Form for 2006, filed on SEDAR at www.sedar.com and attached as Exhibit 1 to MID’s Annual Report on Form 40-F for the year ended December 31, 2006. The “Risk Factors” section also contains information about the material factors or assumptions underlying such forward-looking statements. Forward-looking statements speak only as of the date the statements were made and unless otherwise required by applicable securities laws, MID expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements contained in this press release to reflect subsequent information, events or circumstances or otherwise.